Exhibit 99.1

Contact:	Jennifer Cook Williams
Vice President, Investor Relations
650-624-9600
investors@corgentech.com

CORGENTECH SECURES $30 MILLION COMMITTED EQUITY FINANCING FACILITY

SOUTH SAN FRANCISCO, CA., June 20, 2006 — Corgentech Inc. (Nasdaq: CGTK) today announced that it has received a commitment for up to $30 million in common stock equity financing from Azimuth Opportunity Ltd. to support Corgentech’s corporate and clinical development activities. Over the next two years, Corgentech may from time to time, at its discretion, sell registered shares of its common stock to Azimuth Opportunity at a small discount to the market price. Acqua Capital Management is an advisor to Azimuth Opportunity.

This flexible financing agreement provides access to additional resources to advance the company’s product pipeline of pain therapeutics. Net proceeds will be used to provide working capital and for general corporate purposes. This commitment was entered into pursuant to an effective shelf registration statement filed by Corgentech with the Securities and Exchange Commission to issue various securities for proceeds in the aggregate amount of up to $100 million.

“Corgentech is moving 3268, our first product for pain management toward commercialization,” stated Richard P. Powers, vice president and chief financial officer at Corgentech. “This equity commitment facility provides us with the flexibility to opportunistically raise additional capital over the next 24 months to pursue our business plan, including the potential product launch of 3268 next year.”

The total amount of Azimuth’s future investment in Corgentech is dependent, in part, on Corgentech’s stock price with Corgentech controlling the amount and timing of stock sold. Corgentech is not obligated to utilize any of the $30 million available under this agreement, nor does this agreement prohibit Corgentech from conducting additional equity financings. There are no warrants issued in conjunction with this financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Corgentech

Corgentech is a late-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel therapeutic treatments for pain. The company has four drug candidates in clinical development for multiple potential indications, the most advanced of which, 3268, has completed Phase 3 clinical trials. To reflect the company’s core focus on novel pain management therapies, the board of directors recently voted to change the company name to Anesiva. If approved by stockholders at the annual meeting on June 21, 2006, the name change will become effective immediately thereafter and the stock is anticipated to trade under the Nasdaq symbol: ANSV. Corgentech is based in South San Francisco, CA.

Forward Looking Statements

Statements in this press release concerning the company’s finances, operations and development potential, and commercialization of Corgentech’s products are forward looking statements that involve risks and uncertainties.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, projected timing of clinical development and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Corgentech can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Corgentech’s quarterly report on Form 10-Q for the quarter ended March 31, 2006. Corgentech undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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